EXHIBIT 99(a)

News Release:  Immediate                 Contact:Celeste Gunter (Financial)
                                         (804) 649-4307
                                         Richard B. Elder (Media)
                                         (804) 343-4785


  JAMES RIVER CORPORATION REPORTS IMPROVED SECOND QUARTER 1995 RESULTS

          RICHMOND, VIRGINIA, July 20, 1995 -- James River Corporation today reported net income of $41.8 million for its second quarter ended June 25, 1995, more than triple the $12.9 million reported in 1994's second quarter and almost double the $22.1 million posted in the first quarter of 1995. Earnings of $.33 per share for the second quarter were similarly improved over the earnings of $.06 per share reported in last year's second quarter and $.09 per share reported in the first quarter of 1995.
          Excluding nonrecurring items, the current quarter's earnings of $.33 per share compare favorably with a loss of $.01 per share in the prior year and income of $.15 per share in the preceding quarter.
Results for the second quarter of 1994 included nonrecurring interest income of $.07 per share, and results for the first quarter of 1995 included nonrecurring severance costs of $.06 per share.

          Net sales of $1.8 billion reported in the second quarter were more than 10% higher than first quarter levels and 51% above the prior year. Compared to the prior year, $423 million, or 35%, of the sales growth was attributable to the European Consumer Products Business, which was not consolidated until July 1994. The remaining sales growth of 16% represented a combination of improved pricing and stronger volumes in many product lines.

          Consolidated income from operations totaled $128.5 million for the second quarter, more than three times last year's second quarter and almost 50% higher than first quarter levels. Second quarter general corporate expenses included $6.7 million of consulting fee costs ($4.1 million net of tax benefits, or $.05 per share) incurred in connection with cost reduction programs.

          Operating profits in the North American Consumer Products Business were $58.4 million in the second quarter, 24% above the prior year and 52% higher than first quarter results, while sales for the quarter were $687 million, an 11% increase over the prior year. Improved profitability was driven by better pricing in both retail and commercial product lines, improved manufacturing performance and growing retail volumes and market shares.

          Operating profits for the European Consumer Products Business tripled from first quarter levels, to $10.5 million in the second quarter, on 18% higher sales. Improved profitability was attributable to a combination of unit volume recovery, stronger pricing and continued cost reductions.

          Second quarter operating profits of $16.5 million for the Food and Consumer Packaging Business were approximately one-half of the level reported in the prior year and slightly below the $18.0 million reported in the first quarter. The decline in profitability was due to continuing unrecovered raw material cost increases, higher manufacturing costs and softer demand.

          Results for the Communications Papers Business continued the upturn begun in the second half of 1994. Operating profits rose to $60.2 million for the current quarter, compared to a loss of $26.5 million in the prior year and profits of $44.5 million in the first quarter. Net sales were $326 million in the second quarter, representing increases of 48% and 8%, respectively, over the prior year and prior quarter levels. These results reflect continued pricing recovery, as well as benefits of productivity improvements and cost reductions effected during the last cyclical downturn.

          For the first six months, excluding nonrecurring items, net income was $69.2 million, or $.48 per share, in 1995 versus income of $0.4 million, or a loss of $.20 per share, in 1994.

          Cash provided by operating activities totaled $285 million for the first half of 1995, representing a substantial increase over the $108 million provided in the prior year. In May 1995, the company received $24.3 million in cash from the sale of certain energy assets. Positive free cash flow (cash provided by operations, less cash used for investing activities and dividends) of $63 million was generated during the first half of 1995, allowing for net payments of long-term debt of $82 million.

          During the quarter, the company progressed with the spin-off to shareholders of Crown Vantage, a new company which will include a substantial portion of the company's Communications Papers Business and the specialty-paper based portion of its Food and Consumer Packaging Business. Crown Vantage is expected to incur $500 million in long-term debt, the net proceeds of which will be paid to James River as a return of capital. Crown Vantage will also issue $100 million of notes to James River. James River plans to use the cash proceeds to reduce its long-term debt. The spin-off is currently expected to be completed in late summer.

          Bob Williams, James River's Chairman and Chief Executive Officer concluded, "We are encouraged by the recent improvements posted by the Consumer Products Business, in both the U.S. and Europe, and the Communications Papers Business. We remain optimistic that profits for these operations should continue to strengthen in the second half of the year from higher average prices and continued favorable markets for our products, along with a major new cost reduction program. In addition to the Crown Vantage spin-off, alternatives for the Food and Consumer Packaging Business continue to be evaluated in order to enhance shareholder value, reduce debt and improve strategic focus."



CONSOLIDATED STATEMENTS OF OPERATIONS (a)     Quarters Ended (b)        Six Months Ended (b)
James River Corporation of
Virginia and Subsidiaries                   June 25,     June 26,        June 25,   June 26,
(in thousands, except per share amounts)        1995         1994            1995       1994
Net sales                                 $1,812,107   $1,198,145      $3,449,391 $2,303,648
Cost of goods sold                         1,403,446      990,697       2,703,828  1,925,563
Selling and administrative expenses          280,115      164,983         522,411    315,315
Severance and other items                                                   8,271
    Income from operations (c)               128,546       42,465         214,881     62,770
Interest expense                              60,128       36,553         120,401     71,510
Other income, net (d)                          7,833       15,434          18,548     17,695
    Income before income taxes and minority
       interests                              76,251       21,346         113,028      8,955
Income tax expense                            32,786        8,521          48,600      3,546
    Income before minority interests          43,465       12,825          64,428      5,409
Minority interests                            (1,702)          75            (522)       405
    Net income                               $41,763      $12,900         $63,906     $5,814
Preferred dividend requirements              (14,643)      (8,201)        (29,286)   (16,403)
    Net income (loss) applicable to common
       shares                                $27,120       $4,699         $34,620   $(10,589)

Net income (loss) per common share              $.33         $.06            $.42      $(.13)

Weighted average number of common shares      83,368       81,901          83,237     81,883



CONSOLIDATED CONDENSED BALANCE SHEETS (a)
James River Corporation of Virginia and
Subsidiaries
(in thousands)                                      June       June
                                                25, 1995   26, 1994
ASSETS:
Cash and cash equivalents                        $45,746    $23,142
Accounts receivable                              960,038    445,442
Inventories                                      896,421    701,453
Other current assets                             162,879    176,442
    Total current assets                       2,065,084  1,346,479
Net property, plant and equipment              4,724,140  3,509,055
Investments in affiliates                        126,693    558,880
Other assets                                     368,455    315,883
Goodwill                                         804,666    150,957
    Total assets                              $8,089,038 $5,881,254
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable and other current
   liabilities                                $1,174,515   $651,515
Current portion of long-term debt                229,484     78,669
    Total current liabilities                  1,403,999    730,184
Long-term debt                                 2,857,331  2,038,361
Accrued postretirement benefits
   than pensions                                 552,693    542,391
Other long-term liabilities                      318,059    215,442
Deferred income taxes                            585,704    415,534
Minority interests                               167,812      5,461
Preferred stock                                  740,269    452,808
Common shareholders' equity                    1,463,171  1,481,073
    Total liabilities and shareholders'
       equity                                 $8,089,038 $5,881,254


 (a) Certain amounts in the prior year's financial statements have been reclassified to conform to the current year's presentation.
 (b) James River acquired a majority ownership interest in Jamont as of July 5, 1994. Jamont is currently accounted for on a one-month lag and has been included as a consolidated subsidiary since July 1994; prior to that time, Jamont was accounted for using the equity method.
 (c) Income from operations for the six months ended June 25, 1995, included nonrecurring charges of $8.3 million ($5.3 million net of tax benefits and minority interest, or $.06 per share), primarily for severance costs in the United Kingdom.
 (d) Other income for the second quarter of 1994 included $9.0 million ($5.4 million after taxes, or $.07 per share) of interest income on income tax refunds.

CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
James River Corporation of Virginia and            Six Months Ended(b)
Subsidiaries

(in thousands)                                June 25, 1995    June 26, 1994
Operating activities:
    Net income                                  $63,906           $5,814
    Depreciation expense and cost of timber
       harvested                                234,892          178,038
    Deferred income tax provision                 8,704              662
    Equity in earnings of unconsolidated
       affiliates                               (11,483)          (4,164)
    Severance and other items                     8,271
    Retirement benefits expense in excess
       of funding                                 7,505           14,044
    Amortization of goodwill                     11,399            2,358
    Change in current assets and liabilities:
       Accounts receivable                      (16,237)         (21,496)
       Inventories                              (37,548)         (35,665)
       Other current assets                     (10,433)            (907)
       Current liabilities                       12,376          (32,076)
    Dividends received from unconsolidated
       affiliates                                17,996
    Other, net                                   (3,870)           1,494
      Cash provided by operating activities     285,478          108,102
Investing activities:
    Expenditures for property, plant and
       equipment                               (208,707)        (143,363)
    Cash received from sale of assets             2,843            8,935
    Proceeds on sale of partnership option       24,327
    Investments in affiliates                                    (12,108)
    Other, net                                   12,625            2,777
      Cash used for investing activities       (168,912)        (143,759)
Financing activities:
    Additions to long-term debt                   6,321           98,568
    Payments of long-term debt                  (88,078)         (21,083)
    Dividends paid                              (53,800)         (40,907)
    Other, net                                    5,441           (1,399)
      Cash provided by (used for) financing
         activities                            (130,116)          35,179
Decrease in cash and cash equivalents          $(13,550)           $(478)


 (a) Certain amounts in the prior year's financial statements have been reclassified to conform to the current year's presentation.
 (b) James River acquired a majority ownership interest in Jamont as of July 5, 1994. Jamont is currently accounted for on a one-month lag and has been included as a consolidated subsidiary since July 1994; prior to that time, Jamont was accounted for using the equity method.



SEGMENT INFORMATION
James River Corporation of
Virginia and Subsidiaries                        First       Second      Third     Fourth      Year-
(in thousands)                                 Quarter      Quarter    Quarter    Quarter    to-date
1995 Net sales:
    Consumer products:
       North America                          $609,498     $686,669                       $1,296,167
       Europe                                  357,640      422,877                          780,517
    Food and consumer packaging                420,313      431,568                          851,881
    Communications papers                      301,310      325,891                          627,201
    Intersegment elimination                   (51,477)     (54,898)                        (106,375)
      Total net sales                       $1,637,284   $1,812,107                       $3,449,391

1994 Net sales:
    Consumer products:
       North America                          $557,224     $621,370   $626,480   $617,649 $2,422,723
       Europe                                                          222,388    408,456    630,844
    Food and consumer packaging                375,737      399,328    412,808    422,028  1,609,901
    Communications papers                      215,044      220,453    227,988    266,216    929,701
    Intersegment elimination                   (42,502)     (43,006)   (44,891)   (45,495)  (175,894)
      Total net sales                       $1,105,503   $1,198,145 $1,444,773 $1,668,854 $5,417,275

1995 Operating profit (loss):
    Consumer products:
       North America                           $38,425      $58,408                          $96,833
       Europe                                    3,547       10,464                           14,011
    Food and consumer packaging                 18,020       16,463                           34,483
    Communications papers                       44,501       60,155                          104,656
    Severance and other items                   (8,271)                                       (8,271)
    General corporate expenses (e)              (9,887)     (16,944)                         (26,831)
      Income from operations                   $86,335     $128,546                         $214,881

1994 Operating profit (loss) (f):
    Consumer products:
       North America                           $28,316      $46,991    $44,042    $24,063   $143,412
       Europe                                                              486      6,410      6,896
    Food and consumer packaging                 26,633       34,310     16,477     19,968     97,388
    Communications papers                      (25,059)     (26,516)    (4,099)    19,854    (35,820)
    Severance and other items                                                      (9,607)    (9,607)
    General corporate expenses                  (9,585)     (12,320)    (9,644)   (23,747)   (55,296)
      Income from operations                   $20,305      $42,465    $47,262    $36,941   $146,973


(e) General corporate expenses for the second quarter of 1995 included $6.7 million ($4.1 million net of tax benefits, or $.05 per share) of charges related to consulting fees in connection with cost reduction efforts.
(f) Operating profit for the fourth quarter of 1994 included nonrecurring charges of $24.2 million, including (i) $9.6 million of severance costs and asset write-offs, partially offset by the reversal of prior restructure reserves and (ii) $14.6 million of accruals for litigation and environmental costs. Results for the domestic Consumer Products Business reflected $3.9 million of the litigation and environmental cost accruals; the remaining $10.7 million of such costs were reported as general corporate expenses.